EXHIBIT 3.3
                                                                     -----------

                              ARTICLES OF AMENDMENT
                          TO ARTICLES OF INCORPORATION
                                       OF
                               DIRECT FOCUS, INC.



         Pursuant to RCW 23B.10.060 of the Washington Business Corporation Act, the undersigned corporation hereby submits the following amendment to the corporation's Articles of Incorporation:

         1.    The name of the corporation is Direct Focus, Inc.

         2.    The text of the amendment as adopted is as follows:

                                   ARTICLE IV
                                  CAPITAL STOCK

                  4.1 THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IN THE AGGREGATE SEVENTY FIVE MILLION (75,000,000) SHARES OF COMMON STOCK.

         3. The amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

         4. The date of adoption of such amendment by the Board of Directors was July 25, 2000.

         5. The amendment was adopted by the Board of Directors solely to change the number of authorized shares in proportion to a three-for-two stock dividend. Pursuant to RCW 23B.10.020(4), shareholder action is not required in connection with the amendment.

               DATED this 25th day of September, 2000


                                            DIRECT FOCUS, INC.


                                            By: /s/ Brian R. Cook
                                                ------------------------------
                                                    Brian R. Cook